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Exhibit 23.1

WHEN THE TRANSACTIONS REFERRED TO IN NOTE 1 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN CONSUMMATED, AND THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2014 HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WILL INCLUDE THE RESULTS OF THE TRANSACTION DISCUSSED IN NOTE 21, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING REPORT.

/s/ KPMG LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Old Mutual (US) Holdings, Inc.:

We consent to the use of our report dated June 30, 2014, with respect to the consolidated balance sheets of Old Mutual (US) Holdings, Inc. and subsidiaries (d/b/a Old Mutual Asset Management), as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Accounting Firm" in the prospectus.

Boston, MA
June 30, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM